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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-71070, 333-65977, 333-65979, 333-65981,
333-65983, 333-65985, 333-69253, 333-80953, 333-80955, 333-80957, 333-80951,
333-80959, 333-62108) and on Form S-3 (No. 333-67004, 333-69198, 333-88573) of
Conoco Inc. of our report dated February 19, 2002 relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 19, 2002 relating to the financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 14, 2002